As filed with the Securities and Exchange Commission on September 6, 2024

File No. 001-41857

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ALPHA NETWORK ALLIANCE VENTURES, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-1649826
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

11801 Pierce St., 2nd Floor

Riverside, California 92505

(Address of principal executive offices)

(714) 515-0204

(Registrant’s telephone number, including area code)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Securities to be registered pursuant to Section 12(b) of the Act:

Not Applicable	Not Applicable
Title of each class to be so registered	Name of each exchange on which Each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.0001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ALPHA NETWORK ALLIANCE VENTURES, INC.

Table of Contents

The cross-reference table below identifies where the items required by Form 10 can be found in this registration statement.

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EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 with the United States Securities and Exchange Commission (the “SEC” or “Commission”) to register our common stock, $0.0001 par value per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a Smaller Reporting Company, as such term is defined by 17 CFR §§ 229.10(f)(1), the source of disclosure requirements for “smaller reporting companies” filings under the Securities Act of 1933 (the “Securities Act”) and the Exchange Act.

Until June 25, 2021, our Common Stock was registered pursuant to Section 12(g) of the Exchange Act, and we are re-registering such Common Stock. Substantially all of the Company’s operating subsidiaries, employees and facilities are located in The Philippines, which was affected by the outbreak of COVID-19 beginning in January 2020. In March 2020, he Philippines government imposed, first regional, then nationwide travel restrictions and quarantine control, and we largely suspended our operations during this period. As a result, the Company’s business suffered, and the Company was unable to complete the preparation of the Company’s consolidated financial statements for filing in its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

During 2023, the SEC began administrative proceedings against the Company to terminate the registration of its Common Stock with the SEC. The Company never received notice of such proceedings and only learned about them from an internet news source immediately prior to termination of registration. The Company made numerous attempts to contact counsel for the SEC in such proceedings, but was unable to speak with counsel representing the SEC.

As the Company was about to become current in its filings with the SEC, the Company learned that the SEC has terminated registration of its Common Stock with the SEC. Accordingly, the Company has filed this Registration Statement on Form 10 to re-register its Common Stock under the Exchange Act.

Upon effectiveness of this registration statement, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g).

As used in this registration statement, unless the context otherwise requires, the terms the “Company,” “Registrant,” “we,” “our,” “us” or “Alpha Network Alliance Ventures” means Alpha Network Alliance Ventures, Inc.

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FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, some information in this document contains “forward-looking statements” that involve substantial risks and uncertainties. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this registration statement because they involve risks, uncertainties and other factors affecting our operations, market growth, service, products and licenses. The factors listed in the sections captioned “Risk Factors” and “Description of Business,” as well as other cautionary language in this registration statement and events in the future may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this registration statement are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise. The occurrence of any of the events described as risk factors or other future events could have a material adverse effect on our business, results of operations and financial position. Since our common stock is considered a “penny stock,” we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this registration statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the Web site maintained by the SEC at http://www.sec.gov.

When this registration statement is effective, we will make available, through a link to the SEC’s Web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports). To receive paper copies of our SEC filings, please contact us by mail addressed to Investor Relations, Alpha Network Alliance Ventures, Inc.., 11801 Pierce St., 2nd Floor, Riverside, California 92505.

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Item 1. Business.

Organization Within the Last Five Years

Alpha Network Alliance Ventures Inc. was incorporated under the laws of the state of Delaware on August 12, 2010. From March 2011 through the end of December 2017, we were engaged in the development of a social networking website, www.kababayanko.com, for overseas workers from the Philippines and others who share or are interested in their lifestyle. Since January 2018, our business has focused on the marketing and sale of food supplements and vitamins. Our fiscal year end is December 31, and we have no subsidiaries. Our social networking website aims to provide overseas workers from the Philippines with a platform to share their overseas working and living experiences and interact with a community of Filipino overseas workers from around the world.

Our business offices are currently located at 11801 Pierce St., 2nd Floor, Riverside, California 92505. Our telephone number is (888) 770-5084. We have a website located at www.kababayanko.com; however, the information contained on our website does not form a part of this registration statement.

From March 2011 until the end of December 2017, we operated a social networking website for overseas workers from the Philippines, www.kababayanko.com. While we retain our social networking website, it is not a core part of our business, and we do not expect it to generate material revenues in the next 12 months. Since January 2018, our business has focused on the marketing and sale of food supplements and vitamins. We anticipate that we will generate nominal revenues within 6 to 12 months following the website launch of www.anavexchange.com. Since 2018, we have trained a sales force of approximately 50 persons, and are also currently seeking an independent distributor for our products. In order to launch our website, we must make a final selection of which food and vitamins supplements we will sell and select a web developer to design our website. We anticipate this being completed on October 30, 2024.

We have one executive officer, Mr. Eleazar Rivera, who serves as our sole director and as our Chief Executive Officer, President, Secretary and Treasurer. We currently have no revenues and no significant assets. From March 24, 2011 (date of inception) to September 30, 2023, we have incurred and an accumulated deficit of $6,020,060. As of September 30, 2023, we had $73,336 in total assets and total liabilities of $5,146,935. We have sold and issued an aggregate of 3,313,405,751 shares of our common stock since our inception through the date of this registration statement. 2,970,499,854, or approximately 89.6%, of our issued and outstanding shares are held by our sole officer and a director, Eleazar Rivera.

Overview

Though there can be no assurance at the present time, we expect to start generating revenues within 6 to 12 months following launch.

We are in the early stage of our business plan. We currently have no revenues and no customers. Our activities to date have been limited to organizational matters, development of our business plan, development of our website, and efforts related to becoming a publicly traded company.

Our administrative offices are currently located at 11801 Pierce St., 2nd Floor, Riverside, California 92505. We also conduct sales and marketing operations from Suite 4K Renoir of Legrand 3, Eastwood City, Bagumbayan, Quezon City, Second District, Philippines.

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Our Website

We have two websites: www.kababayanko.com and www.anavexchange.com. We expect to market and sell our food supplements and vitamins from our www.anavxchange.com website. Unanticipated delays in the www.anavxchange.com website related to our inability to raise sufficient funds to complete the website.

Products

We plan that Our primary products will be food supplements and vitamins, which we will market and sell under brand names to be determined by the Company. The initial food supplements and vitamins which we plan to sell are:

Fiber, Vitamin C, Magnesium, Amino Acids, Weight Lost Supplements and Multi Vitamins that essential to our body, The operation of KababayanKo.com is a not a current component of our business model. At an appropriate time, we may try to use KababayanKo.com as a platform for sales of our food supplements and vitamins, but there are no current plans to do so yet, till we see the necessary and demand for it.

Sale of Third-Party Goods

The Company intends to manufacture its food supplements and vitamins products by using third-party manufacturers in the U.S.

Competition and Competitive Strategy

The level of competition in the food supplements and vitamins industry is extremely high. Many of our established competitors have developed a brand following which would make our potential customers prefer their products over ours. Economies of scale would make it easier for our larger established competitors to negotiate price discounts with their suppliers of food supplement and vitamin products, which would leave us at a disadvantage. The principal competitive factors in our industry are genetically specific, public taste and diet, pricing and quality of food supplements and vitamins. We will be in a market where we compete with many domestic and international companies offering similar food and vitamin products. We will be in direct competition with them. Many large companies, such as Herbalife, Isagenix & Seacret, will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than we do. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar food supplement and vitamin products than us, which may also cause us to lose business. We foresee continuing to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations. The Company has not yet entered the market and has no market penetration to date.

Marketing & Sales Strategy

We plan to train salespersons at our offices in Manila, Philippines. We have already commenced training of approximately 50 salespersons in the Philippines to sell our food supplement and vitamin products directly to consumers at sales events which we plan to host at rented facilities. We also plan to market and sell our products directly from our website www.anavxchange.com. Our salespersons will be independent contractors.

The 50 salespersons are the key person to help the Company promote the business, and at the same time to create sales that route directly into our online e-commerce website. To promote and sell our products, we need a group of people to explain the benefits specifically related to food supplements. The training will commence this 2nd quarter of this year and continue to be on-going to get more distributors and business affiliate. This is the only remaining step to our business plan in order to launch our food supplements and vitamins business.

While we hope to appoint an independent distributor that will primarily handle the distribution of our products in the Philippines, we currently do not have any distributor agreements or arrangements in place.

Our target markets are local markets in the Philippines with a demographic of ages ranging 18 to 60 years old for our food supplements, and for our energy drink will be a demographic of ages ranging from 35 years old to 45 years old. And for salespersons who want to sell the Company’s products, the target will be aged ranging 18 years old to 60 years old.

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Our strategy to address these markets, we target specific demographic groups, by analyzing sales data and feedback from salespersons, and then create a market of products amongst them to get promoted and then market and sell our product lines through taste testing or with money back purchase offers. We identify each bracket of ages and their appropriate corresponding products through analysis of the market itself and what is the wants and needs per category of products and ages.

Patents, Trademarks, Licenses, Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to develop our website and intend to protect its contents by registering for appropriate copyright and trademark protection where our management deems such registration necessary or beneficial. We have not conducted any independent searches or other inquiry into patents or other intellectual property which may be owned by others, and which may constrain our business plan, nor have we received independent opinions of counsel on such matters. Beyond our trade name, we do not hold any other intellectual property rights.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that government regulation will have a material impact on the way we conduct our business, however, any government regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

We intend to sell our products only in the Philippines, and we

Research And Development Activities And Costs

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first 12 months following the date of this registration statement related to the development of our website.

Employees and Employment Agreements

Eleazar Rivera, our sole officer and a director, is an employee, and he currently works full-time on Company matters. In addition, the Company has 5 full-time employees.

Facilities

We currently do not rent any real property or offices. Our current administrative business address is 11801 Pierce St., 2nd Floor, Riverside, California 92505, where we usually receive mail and deliveries at such address.

We also conduct sales and marketing operations from Suite 4K Renoir of Legrand 3, Eastwood City, Bagumbayan, Quezon City, Second District, Philippines.

Eleazar Rivera, sole officer and a director, works on Company business from a home office. This location serves as our primary office for planning and implementing our business plan. We believe this space is sufficient for our current purposes and will be sufficient until we raise financing and hire our software contractor. The Company intends to lease its own offices at such a time as it has sufficient financing to do so. Management believes the current premises are sufficient for its needs at this time.

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Reports to Security Holders

The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Item 1A. Risk Factors.

Risks Relating to Our Company

The SEC has previously revoked the registration of our common stock due to our failure to file periodic reports in violation of the Exchange Act, and if we fail to timely file our periodic and current reports under the Exchange Act, the SEC could again revoke the registration of our common stock.

We were previously delinquent in our periodic filings with the SEC, having not filed any periodic reports on Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or any proxy statements on Schedule 14A, since it filed a Form 10-Q for the period ended September 30, 2021, until revocation on October 6, 2023. Accordingly, on October 6,2023, our common stock we deregistered by the SEC. Exchange Act Section 13(a) and the rules promulgated thereunder require issuers of securities registered pursuant to Exchange Act Section 12 to file with the SEC current and accurate information in periodic reports. The periodic reports must be filed even if the registration is voluntary under Section 12(g). Specifically, Rule 13a-1 requires issuers to file annual reports, and Rule 13a-13 generally requires domestic issuers to file quarterly reports. These requirements are imposed “for the proper protection of investors and to insure fair dealing” in an issuer’s securities. If we fail to timely file our periodic and current reports under the Exchange Act, the SEC would likely again revoke the registration of our common stock, and as a result of such prospective deregistration, our common stock would not be liquid, we would lose our ability to raise capital and you would likely lose your entire investment in us.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended December 31, 2023 were prepared assuming that we will continue our operations as a going concern. We were incorporated on August 12, 2010 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred an accumulated deficit of $6,020,060 from our inception on March 24, 2011 to September 30, 2023. We anticipate incurring additional losses before realizing any substantive revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by December 31, 2024. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on August 12, 2010. Our website, which we intend to be our sole vehicle for generating revenues, is incomplete. We have no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the training of salespersons for our food supplements and vitamins business. Although we believe that our business plan has significant profit potential, we may not attain profitable operations, and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our social networking website and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

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We may not be able to execute our business plan or stay in business without additional funding, and we will require additional funding in order to stay in business and execute our business plan beyond the next 12 months.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail, and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

We are in a competitive market which could impact on our ability to gain market share which could harm our financial performance.

The business of selling food supplements and vitamins is very competitive. Barriers to entry are relatively low, and we face competitive pressures from numerous companies that have existed and been successful in this general market space for many years. There are a number of successful businesses operated by proven companies that offer food supplements and vitamins, such as we do, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

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We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The food supplements and vitamins businesses of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. . Therefore, we may not be able to compete effectively, and our business may fail.

The loss of the services of our sole officer and director Eleazar Rivera, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our food supplements and vitamins business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy. Our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other user data, including credit card information for certain users. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including, in certain instances, voluntary third-party certification bodies such as TRUSTe). It is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and advertisers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties with whom we work, such as advertisers, vendors or developers, violate applicable laws or our policies, such violations may also put our users’ information at risk and could have an adverse effect on our business.

Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing, and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy, distribution of user-generated content and consumer protection, that are frequently evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that if our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or features, which would negatively affect our business. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business and operating results.

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Our potential customers will require a high degree of reliability in the delivery of our services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to assure generally error-free services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers’ end users when they use Internet-based communications services. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our network operations. We also depend on third parties over which we have no control. For example, our ability to serve our customers is based solely on our network access agreement with one service provider and on that service provider’s ability to provide reliable Internet access. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures, could reduce demand for our products and services.

We are dependent on our sole officer and director, Eleazar Rivera, without whose services company business operations could cease.

At this time, Eleazar Rivera, our sole officer and a director, is responsible for the development and execution of our business plan. If Mr. Rivera should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we can find qualified management who could develop our business as described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We may become subject to legal proceedings, including but not limited to product liability claims related to the sale of food supplements and vitamins, that could have a material adverse impact on our financial position and results of operations.

From time to time and in the ordinary course of our business, we may become involved in various legal proceedings. All such legal proceedings are inherently unpredictable and, regardless of the merits of the claims, litigation may be expensive, time-consuming and disruptive to our operations and distracting to management. If resolved against us, such legal proceedings could result in excessive verdicts, injunctive relief or other equitable relief that may affect how we operate our business. Similarly, if we settle such legal proceedings, it may affect how we operate our business. Future court decisions, alternative dispute resolution awards, business expansion or legislative activity may increase our exposure to litigation and regulatory investigations. In some cases, substantial noneconomic remedies or punitive damages may be sought. Additionally, we do not carry product liability insurance. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations.

Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

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Because we are a shell company, you will not be able to resell your shares in certain circumstances, which could hinder the resale of your shares.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this registration statement, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

Risks Associated to Our Common Stock

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Our shares of common stock do not trade on any exchange and are not quoted over-the-counter. There is presently no demand for our common stock and no public market exists for the common stock being registered under this registration statement. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Markets. We cannot guarantee that our application will be accepted or approved, and our stock quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

A DTC “Chill” on the electronic clearing of trades in our securities in the future may affect the liquidity of our stock and our ability to raise capital.

In the event that our common stock becomes DTC eligible, because our common stock will be considered a “penny stock,” there is a risk that the Depository Trust Company (“DTC”) may place a “chill” on the electronic clearing of trades in our securities. This may lead some brokerage firms to be unwilling to accept certificates and/or electronic deposits of our stock and other securities and also some may not accept trades in our securities altogether. If our common stock is ever quoted on the OTC Markets, as we endeavor, a future DTC chill would affect the liquidity of our securities and make it difficult to purchase or sell our securities in the open market. It may also have an adverse effect on our ability to raise capital because investors may be unable to easily resell our securities into the market. Our inability to raise capital on terms acceptable to us, if at all, could have a material and adverse effect on our business and operations.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 8,000,000,000 shares of common stock. As of the date of this registration statement, the Company had 3,313,405,751 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 3,878,594,249 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Eleazar Rivera, our sole director and officer, beneficially owns a significant portion of our stock, and accordingly, has control over stockholder matters, our business and management.

As of the date of this registration statement, Eleazar Rivera beneficially owns 2,970,499,854 shares of our common stock in the aggregate, or 89.6% of our issued and outstanding shares of common stock. Therefore, Mr. Rivera will have significant influence to:

●	Elect or defeat the election of our directors;
●	Amend or prevent amendment of our articles of incorporation or bylaws;
●	effect or prevent a merger, sale of assets or other corporate transaction; and
●	affect the outcome of any other matter submitted to the stockholders for vote.

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Moreover, because of the significant ownership position held by Mr. Rivera, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the common stock the subject of this registration statement.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Delaware state law hinder a potential takeover of Alpha Network Alliance Ventures Inc.

We may be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

For purposes of Delaware law, an “interested stockholder” is any person who that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through (i) Beneficially owns such stock, directly or indirectly; or (ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

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The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of Alpha Network Alliance Ventures Inc. from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form 10 and other reports filed by the Company from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

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General

The following is a discussion by management of its view of the Company’s business, financial condition, and corporate performance for the past year. The purpose of this information is to give management’s recap of the past year, and to give an understanding of management’s current outlook for the near future. This section is meant to be read in conjunction with the Financial Statements of this Registration Statement.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Alpha Network Alliance Ventures Inc. was incorporated under the laws of the state of Delaware on August 12, 2010. From March 2011 through the end of December 2017, we were engaged in the development of a social networking website, www.kababayanko.com, for overseas workers from the Philippines and others who share or are interested in their lifestyle. Since January 2018, our business has focused on the marketing and sale of food supplements and vitamins. Our fiscal year end is December 31, and we have no subsidiaries. Our social networking website aims to provide overseas workers from the Philippines with a platform to share their overseas working and living experiences and interact with a community of Filipino overseas workers from around the world.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

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Results of Operations

Results of Operations for the Three Months Ended June 30, 2024, and 2023

Overview. We generated sales of $-0- for the three months ended June 30, 2024, and 2023. The Company has generated net losses of $76,762 and $75,300 for the three months ended June 30, 2024, and 2023, respectively. The increase in net loss of $1,462 is attributable to the factors discussed below.

Revenues. We had revenues of $-0- for the three months ended June 30, 2024, and 2023. We anticipated generating revenues in 2025.

Expenses. For the three months ended June 30, 2024, and 2023, respectively, we incurred total operating expenses of 76,762 and $75,300. The increase of $1,462 was primarily attributable to an approximate $1,000 increase in professional fees for accounting and legal fees.

Results of Operations for the Six Months Ended June 30, 2024, and 2023

Overview. We generated sales of $-0- for the six months ended June 30, 2024, and 2023. The Company has generated net losses of $155,442 and $152,419 for the six months ended June 30, 2024, and 2023, respectively. The increase in net loss of $3,023 is attributable to the factors discussed below.

Revenues. We had revenues of $-0- for the six months ended June 30, 2024, and 2023. We anticipated generating revenues in 2025.

Expenses. For the six months ended June 30, 2024 and 2023, respectively, we incurred total operating expenses of 155,442 and $152,419. The increase of $3,023 was primarily attributable to an approximate $5,000 increase in professional fees for accounting and legal fees offset by an approximate $2,000 decrease in travel expenses.

Liquidity and Capital Resources

Our cash balance was $-0- and working capital deficit was $5,319,020 on June 30, 2024 compared to a cash balance of $8,974 and working capital deficit of $5,163,578 at December 31, 2023. Total expenditures over the next 12 months are expected to be approximately $50,000. If we experience a shortage of funds prior to generating revenues from operations we may utilize funds from our CEO, who has informally agreed to advance funds to allow us to pay for operating costs, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to us. The CEO believes our current cash balance will not be sufficient to fund our operations for the next twelve months.

As of June 30, 2024, our total assets were $59,958 and was comprised of accounts receivable of $59,958.

As of June 30, 2024, our current liabilities of $5,378,978 were comprised of accounts payable of $53,510, related party advances of $1,000,468 and related party accrued compensation $4,325,000. As of June 30, 2024, our stockholders’ deficiency was $5,319,020.

Cash Flows from Operating Activities

Since inception, we have not generated substantial positive cash flows from operating activities. Net cash provided (used) in operations was $26 and ($194) for the six months ended June 30, 2024, and 2023, respectively.

Cash Flows from Financing Activities

For the six months ended June 30, 2024, and 2023, net cash flows provided (used) by financing activities were ($9,000) and $-0-, respectively, from cash repayments to our CEO.

Going Concern

To date the Company has little operations and little revenues and consequently has incurred recurring losses from operations. The ability of the Company to continue as a going concern is dependent on raising capital to fund our business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

Our activities have been financed primarily from cash loans in the principal amount of $1,000,468 from our sole director and officer. These advances are unsecured and there are no terms for repayment.

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Off-Balance Sheet Arrangements

As of September 5, 2024, the Company had no off-balance sheet arrangements.

Critical Accounting Policies

Please refer to Note 2 - Summary of Significant Accounting Policies in the accompanying Notes to the Financial Notes.

Item 3. Properties.

We maintain our current principal office at 11801 Pierce St., 2nd Floor, Riverside, California 92505. Our telephone number at this office is (714) 515-0204.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of September 5, 2024, the number of shares of common stock owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of the outstanding shares of common stock of the Company.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our common stock. Except as otherwise indicated, the address of each of the shareholders listed below is c/o Alpha Network Alliance Ventures, Inc., 11801 Pierce St., 2nd Floor, Riverside, California 92505.

Applicable percentage ownership is based on 3,313,405,751 shares of Common Stock outstanding as of September 5, 2024. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of September 5, 2024.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially	Percent of Class
Named Executive Officers and Directors
Eleazar Rivera (1)	2,970,499,854	89.6%
All directors and officers as a group (1 person)	2,970,499,854	89.6%
Total	2,970,499,854	89.6%

* Less than 1%

(1) Appointed President and Chief Executive Officer, Secretary, Treasurer and director on March 28, 2011.

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Item 5. Directors, Executive Officers.

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers have an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. There are no family relationships between any of our directors or executive officers. Directors serve one-year terms. Our executive officers are appointed by and serve at the pleasure of the board of directors.

Name	Current Age	Position
Eleazar Rivera	51	President and Chief Executive Officer, Secretary, Treasurer and Director (Principal Executive Officer)

Eleazar Rivera, Age 51

President, Secretary, Treasurer and Director

Eleazar Rivera, has served as our President, Secretary, Treasurer and Director since March 28, 2011. From 2007 to the present, Mr. Rivera has devoted most of his time managing his own investments in residential real estate investments as well as income producing businesses like Network Marketing, Social Networking Media and Information Technologies. From 1989 to 1991 Mr. Rivera attended Oriental Technology Institute, in Manila, Philippines, where he completed a Graduate Vocational Electronics Technology course. From 1991 to 1992, Mr. Rivera attended San Pablo Colleges, San Pablo City, Philippines, where he studied Business Administration and majored in Accountancy. From 1992 to 1993, Mr. Rivera attended System Technology Institute, San Pablo City, Philippines, where he studied computer programming. Mr. Rivera’s entrepreneurial desire evidenced by his ideas which led to the establishment of our business, and his education in electronics, accountancy and computer programming led to our conclusion that Mr. Rivera should be serving as a member of our Board of Directors in light of our business and structure.

Family Relationships.

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.

The board of directors acts as the Audit Committee and the board of directors has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. The Company intends to continue to search for a qualified individual for hire.

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Item 6. Executive Compensation.

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2023 and 2022.

2023 AND 2022 EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Eleazar Rivera	2023	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Chief Executive Officer (1)	2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Appointed President and Chief Executive Officer, Secretary, Treasurer and Director on March 28, 2011.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of December 31, 2023.

None of the members of the board of directors of the Company were compensated for services in such a capacity.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our board of directors.

Options and Stock Appreciation Rights

As of December 31, 2023, no options have been issued.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our director or executive officer, and we are not obligated to pay severance or other enhanced benefits to our executive officer upon termination of her employment.

Employment Agreements

We are a party to an Employment Agreement, dated November 23, 2014, with our President and Chief Executive Officer, and sole director, Eleazar Rivera. The Employment Agreement provides for an current annual base salary of $390,000 for Mr. Rivera. The annual salary will increase by 10% on December 1 of each year. The Employment Agreement also provides for (i) a bonus of cash compensation equal to 2% of all monthly net revenues of the Company, (ii) the Company to pay for Mr. Rivera’s costs related to his reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) the Company to pay for Mr. Rivera’s car and commuting costs, not to exceed $1,000 per month, and club membership costs, payable not later than 10 days after the end of each month, and (iv) a severance payment for Mr. Rivera equal to his then current annual base salary rate upon the termination of the Mr. Rivera’s employment by the Company without cause or by Mr. Rivera for good reason or in the event of a change in control. The Employment Agreement also entitles Mr. Rivera to participate in our employee benefit programs and provide for other customary benefits. In addition, the Employment Agreement provides compensation pursuant periodic grants of stock options thereafter as recommended by our board of directors (no options have been granted to Mr. Rivera as of the date of this Prospectus). Finally, the Employment Agreement prohibits Mr. Rivera from engaging in certain activities which compete with the Company, seek to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are elected by and serves at the discretion of the board of directors.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Other than as disclosed below, there have been no transactions involving the Company since the beginning of the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

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Item 8. Legal Proceedings.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information.

Admission To Quotation On the Over-the-Counter Markets or an Exchange

We intend to have our common stock quoted on the OTC Markets. If our securities are not quoted on the OTC Markets, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Markets differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Markets, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Markets our securities will trade on the OTC Markets until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now, and it may never qualify for quotation on the OTC Markets or be accepted for listing of our securities on the NASDAQ Capital Market.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. At present, we have no plans to register our securities in any particular state. Further, our shares are subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

21

Shares sold pursuant to exemptions from registration are deemed to be “restricted” securities as defined by the Securities Act. As of September 5, 2024, out of a total of 8,000,000,000 authorized shares of common stock, and 200,000,000 authorized shares of preferred stock, 3,312,326,700 shares of common stock are issued as restricted securities and can only be sold or otherwise transferred pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration. Of such restricted shares, 2,971,499,854 shares are held by affiliates (directors, officers and 10% holders), with the balance of 340,826,846, or approximately 1%, of shares being held by non-affiliates.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of a reporting company for at least six months, including any person who may be deemed to be an “affiliate” of the company (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the company’s common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, adequate current public information with respect to the company must be available. A person who is not deemed to be an affiliate of the company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least one year is entitled to sell such shares without regard to the various resale limitations under Rule 144. Under Rule 144, the requirements of paragraphs (c), (e), (f), and (h) of such Rule do not apply to restricted securities sold for the account of a person who is not an affiliate of an issuer at the time of the sale and has not been an affiliate during the preceding three months, provided the securities have been beneficially owned by the seller for a period of at least one year prior to their sale. For the purposes of this registration statement, a controlling stockholder is considered to be a person who owns 10% or more of the company’s total outstanding shares or is otherwise an affiliate of the Company. No individual person owning shares that are considered to be not restricted owns more than 10% of the Company’s total outstanding shares.

Disclosed below is the number of shares of the Company’s common stock which we expect to be subject to any outstanding options, restricted stock units, or other warrants, rights, or convertible securities:

Holders

As of September 5, 2024, we had 678 holders of common stock of record.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of the Registrant’s business.

Equity Compensation Plan Information

The Company does not currently have an equity compensation plan in place.

Item 10. Recent Sales of Unregistered Securities.

None.

Item 11. Description of Registrant’s Securities to be Registered.

The following is a summary of the rights of our Common Stock and preferred stock and certain provisions of our articles of incorporation and bylaws which will be in effect after the completion of this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and the Certificates of Designation (as defined below) of our preferred stock, copies of which are filed as exhibits to the registration statement, and to the applicable provisions of Delaware law.

The Company is authorized by its Articles of Incorporation to issue an aggregate of 8,000,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), and 200,000,000 shares of blank check preferred stock. As of September 5, 2024, 3,313,405,751 shares of Common Stock, and no shares of preferred stock were issued and outstanding.

22

Common Stock

On the date hereof, there were 3,313,405,751 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this registration statement.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this registration statement.

Registration Rights Agreements

We have no registration rights agreements with any person.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is West Coast Stock Transfer, Inc. with an address of 721 N. Vulcan Ave., First Floor, Encinitas, California. Their phone number is (760) 452-4423.

Item 12. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by Delaware corporate law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

23

Item 13. Financial Statements and Supplementary Data.

Alpha Network Alliance Ventures Inc.

24

Yusufali & Associates, LLC Certified Public Accountants & IT Consultants AICPA, HITRUST, PCAOB, PCIDSS, & ISC2 Registered 55 Addison Drive, Short Hills, NJ 07078

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Alpha Network Alliance Ventures Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alpha Network Alliance Ventures Inc. (the “Company”) as of December 31, 2023, and 2022, and the related statements of operations, changes in stockholders’ deficits and statements of cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Alpha Network Alliance Ventures Inc. as of December 31, 2023, and 2022, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs to allow it to continue as a going concern. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2, where it describes its ability to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters:

The management has not listed any critical audit matters in the notes on accounts since its operations are simple, straightforward, and not sophisticated at this time. The absence of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by referring to the critical audit matters, providing separate opinions on the absence of critical audit matters or on the accounts or disclosures to which they could relate to.

Short Hills, New Jersey

August 16, 2024

Yusufali & Associates, LLC

PCAOB registration # 3313

We have served as the company’s auditor since 2019

F-1

ALPHA NETWORK ALLIANCE VENTURES, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash	$-	$8,974
Accounts receivable	59,958	59,958
Prepaid expenses	-	300
Total current assets	59,958	69,232

Total Assets	$59,958	$69,232

LIABILITIES AND STOCKHOLDERS’ DIFICINCY

Current liabilities:
Accounts payable	$53,510	$48,342
Related party advances	1,000,468	1,009,468
Related party accrued compensation	4,325,000	4,175,000
Total current liabilities	5,378,978	5,232,810

Commitments and contingencies

Stockholders’ equity (deficiency):
Preferred stock; $0.0001 par value; 2,000,000,000 shares authorized, -0- shares issued and outstanding as of June 30, 2024 and December 31, 2023	-	-
Common stock; $0.0001 par value; 8,000,000,000 shares authorized, 3,313,405,751 shares issued and outstanding as of June 30, 2024 and December 31, 2023	331,341	331,341
Additional paid in capital	903,664	903,664
Accumulated deficit	(6,554,025)	(6,398,583)
Total stockholders’ equity (deficiency)	(5,319,020)	(5,163,578)

Total Liabilities and Stockholders’ Deficiency	$59,958	$69,232

The accompanying notes are an integral part of these financial statements.

F-2

ALPHA NETWORK ALLIANCE VENTURES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Operating expenses:
Wages	$75,000	$75,000	$150,000	$150,000
Professional fees	1,762	300	5,268	725
Travel	-	-	-	1,694
General and administrative	-	-	174	-
Total operating expenses	76,762	75,300	155,442	152,419

Net operating income (loss)	(76,762)	(75,300)	(155,442)	(152,419)

Net income (loss)	$(76,762)	$(75,300)	$(155,442)	$(152,419)

Basic income (loss) per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic	3,313,405,751	3,313,405,751	3,313,405,751	3,313,405,751

The accompanying notes are an integral part of these financial statements.

F-3

ALPHA NETWORK ALLIANCE VENTURES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT (Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
For the Three Months Ended June 30, 2023
Balance at March 31, 2023	-	$-	3,313,405,751	$331,341	$903,664	$(6,097,179)	$(4,862,174)

Net loss, period ended June 30, 2023	-	-	-	-	-	(75,300)	(75,300)

Balance at June 30, 2023	-	$-	3,313,405,751	$331,341	$903,664	$(6,172,479)	$(4,937,474)

For the Six Months Ended June 30, 2023
Balance at December 31, 2022	-	$-	3,313,405,751	$331,341	$903,664	$(6,020,060)	$(4,785,055)

Net loss, period ended June 30, 2023	-	-	-	-	-	(152,419)	(152,419)

Balance at June 30, 2023	-	$-	3,313,405,751	$331,341	$903,664	$(6,172,479)	$(4,937,474)

For the Three Months Ended June 30, 2024
Balance at March 31, 2024	-	$-	3,313,405,751	$331,341	$903,664	$(6,477,264)	$(5,242,259)

Net loss, period ended June 30, 2024	-	-	-	-	-	(76,761)	(76,761)

Balance at June 30, 2024	-	$-	3,313,405,751	$331,341	$903,664	$(6,554,025)	$(5,319,020)

For the Six Months Ended June 30, 2024
Balance at December 31, 2023	-	$-	3,313,405,751	$331,341	$903,664	$(6,398,583)	$(5,163,578)

Net loss, period ended June 30, 2024	-	-	-	-	-	(155,442)	(155,442)

Balance at June 30, 2024	-	$-	3,313,405,751	$331,341	$903,664	$(6,554,025)	$(5,319,020)

The accompanying notes are an integral part of these financial statements.

F-4

ALPHA NETWORK ALLIANCE VENTURES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	For the Six Months Ended
	June 30, 2024	June 30, 2023

Cash flows from operating activities:
Net income (loss)	$(155,442)	$(152,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	-	1,500
Prepaid expenses	300	(600)
Accounts payable	5,168	1,325
Accrued compensation	150,000	150,000
Net cash used in operating activities	26	(194)

Cash flows from financing activities
Repayment of related party advances	(9,000)	-
Net cash provided by financing activities	(9,000)	-

Net increase (decrease) in cash	(8,974)	(194)
Cash - beginning of the year	8,974	2,510
Cash - end of the year	$-	$2,316

Supplemental disclosures:
Interest paid	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-5

Alpha Network Alliance Ventures Inc.

Notes to Consolidated Financial Statements

June 30, 2024 (unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying consolidated financial statements include Alpha Network Alliance Ventures Inc (‘ANAV’ or the ‘Company’) and its wholly owned subsidiary. The Company was originally organized in the State of Delaware on March 24, 2011 as Daedalus Ventures, Inc.

In December 2011 the Company completed a merger with Alpha Network Alliance Ventures Inc. Immediately upon the completion of the merger, the Company changed its name to Alpha Network Alliance Ventures Inc.

Business

The Company is focused on building and operating a social networking software application and other internet driven applications. The Company builds Social Network Marketing tools that enable buyers, sellers, users to connect, share, discover and communicate with each other. The software application also allows its users to post reviews and share shopping and fashion tips and opinions or to integrate their 3rd party websites or shopping store sites. It also offers products that enable companies, advertisers and marketers to engage with its users using a Social Network Marketing campaign and Social Medial Marketing campaign platform to boost the sales and membership for every affiliate who wants to participate.

The Company’s market is mostly Overseas Contract Workers (OCW), and majority is from the Philippines. The Company decided that it’s appropriate to sell our KababayanKo.com Premium Packages membership with products included to be more attractive and lucrative to every affiliate who buys and upgrades to Premium Packages Membership, and as a result of the promotion they can also purchase the products inside Kababayanko.com Market Place if they want it more.

During 2014, The Company also moved its primary operations to the Philippines. The purpose of this move was to locate its primary market better centrally. Additionally, the Company plans to recognize lower costs and better distribution.

Recognizing the efficiency and cost effectivity of its operations in the Philippines, the company appointed an independent distributor that will primarily handle the distribution of its product in the Philippines. As a result of this, during 2015, the company has moved its primary operations back in the California, United States.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company’s market penetration before another company develops a similar product.

In accordance with Accounting Standards Codification (“ASC”) 915, Development Stage Entities, the Company is considered to be in the development stage, with limited operations since incorporating in the United States.

The Company ceased selling products in September 2021, as a direct result of the Coronavirus pandemic. The Company is looking into other fields of operations and services.

Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified for comparative purposes to conform to the current-year financial statement presentation. These reclassifications had no effect on previously reported results of operations. In addition, certain prior year amounts from the restated amounts have been reclassified for consistency with the current period presentation.

F-6

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Concentrations of Risk

Cash and cash equivalents deposited with financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company did not hold cash in excess of FDIC insurance coverage at a financial institution as of June 30, 2024 and December 31, 2023.

Accounts Receivable.

Accounts receivables are recorded at the invoiced amount and are stated net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable. The allowance is based on historical collection data and current franchisee information. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At June 30, 2024, no allowance for doubtful accounts was deemed necessary. The accounts receivable balance was $59,958 at June 30, 2024 and December 31, 2023 .

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses. The prepaid expenses were $-0- and $300 at June 30, 2024 and December 31, 2023, respectively, consisting of transfer agent fees.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, The Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value Measurements

In September 2006, the FASB issued ASC 820 (previously SFAS 157) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of ASC 820 were effective January 1, 2008.

As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observations of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

F-7

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company did not identify any assets or liabilities that are required to be adjusted on the balance sheet to fair value as of June 30, 2024 and December 31, 2023.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods and service transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company’s policy is to provide for deferred income taxes based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. On January 1, 2023, the U.S. federal corporate income tax rate increased from 21% to 28%. We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

F-8

The Company is not aware of any uncertain tax position that, if challenged, would have a material effect on the financial statements for the six months ended June 30, 2024, or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. The Company is in the process of filing all unfiled tax returns. All tax returns for the Company remain open for examination.

Basic and diluted net income per share

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented. On June 30, 2024, the Company’s common stock equivalents were -0-.

Related Parties

The registrant follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include (a) affiliates of the registrant; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the registrant; (e) management of the registrant; (f) other parties with which the registrant may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recently Issued Accounting Standards

During the three months ended June 30, 2024, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

In December 2023, the FASB issued ASU No. 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” which requires two primary enhancements of 1) disaggregated information on a reporting entity’s effective tax rate reconciliation, and 2) information on cash income taxes paid. Additionally, specific disclosures related to unrecognized tax benefits and indefinite reinvestment assertions were removed. For public business entities, the new requirements will be effective for annual periods beginning after December 15, 2024. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently evaluating the effect of adopting this ASU.

F-9

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs to allow it to continue as a going concern. As of June 30, 2024, the Company has an accumulated deficit of $6,554,025 since inception. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

Related party advances included in the accompanying consolidated balance sheets were loans from the Company’s CEO. The Company’s CEO has lent the Company $1,000,648 and $1,009,468 as of June 30, 2024 and December 31, 2023, respectively. These advances are unsecured, due on demand and carry no interest or collateral.

The officers of the Company could become involved in other business activities as they become available. This could create a conflict between the Company and the other business interests. The Company has not formulated a policy for the resolution of such a conflict should one arise.

NOTE 4 – EMPLOYMENT CONTRACTS

On November 24, 2014, the Company entered into an employment agreement with its CEO and majority shareholder for a (5) five-year employment agreement. The employment agreement calls for an annual salary of $300,000. This contract is renewed on an annual basis following the (5) year term and can be canceled by the Company or the employee. The CEO earned $75,000 under the agreement for the three months ended June 30, 2024 and 2023 and earned $150,000 under the agreement for the six months ended June 30, 2024 and 2023.

The balance of related party accrued compensation was $4,325,000 and $3,875,000 as of June 30, 2024 and December 31, 2023, respectively, and reported in the accompanying consolidated balance sheets.

NOTE 5 – EQUITY TRANSACTIONS

The Company has two classes of stock. The Company’s common stock has 8,000,000,000 shares authorized at a par value of $0.0001 and preferred stock has 2,000,000,000 shares authorized at a par value of $0.0001. On June 30, 2024 and December 31, 2023, the Company’s issued and outstanding common stock was 3,313,405,751 shares and issued and outstanding preferred stock was -0- shares.

NOTE 6 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred through August 20, 2024. During this period, the Company did not have any material recognizable subsequent events.

F-10

ALPHA NETWORK ALLIANCE VENTURES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash	$8,974	$2,510
Accounts receivable	59,958	84,438
Prepaid expenses	300	400
Total current assets	69,232	87,348

Total Assets	$69,232	$87,348

LIABILITIES AND STOCKHOLDERS’ DIFICINCY

Current liabilities:
Accounts payable	$48,342	$1,679
Related party advances	1,009,468	995,724
Related party accrued compensation	4,175,000	3,875,000
Total current liabilities	5,232,810	4,872,403

Commitments and contingencies

Stockholders’ equity (deficiency):
Preferred stock; $0.0001 par value; 2,000,000,000 shares authorized, -0- shares issued and outstanding as of December 31, 2023 and 2022	-	-
Common stock; $0.0001 par value; 8,000,000,000 shares authorized, 3,313,405,751 shares issued and outstanding as of
December 31, 2023 and 2022	331,341	331,341
Additional paid in capital	903,664	903,664
Accumulated deficit	(6,398,583)	(6,020,060)
Total stockholders’ equity (deficiency)	(5,163,578)	(4,785,055)

Total Liabilities and Stockholders’ Deficiency	$69,232	$87,348

The accompanying notes are an integral part of these financial statements.

F-11

ALPHA NETWORK ALLIANCE VENTURES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Twelve Months Ended
	December 31, 2023	December 31, 2022

Operating expenses:
Wages	$300,000	$300,000
Professional fees	68,286	800
Travel	5,627	1,890
General and administrative	4,610	3,672
Total operating expenses	378,523	306,362

Net operating income (loss)	(378,523)	(306,362)

Net income (loss)	$(378,523)	$(306,362)

Basic income (loss) per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic	3,313,405,751	3,313,405,751

The accompanying notes are an integral part of these financial statements.

F-12

ALPHA NETWORK ALLIANCE VENTURES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2021	-	$-	3,313,405,751	$331,341	$903,664	$(5,713,698)	$(4,478,693)

Net loss	-	-	-	-	-	(306,362)	(306,362)

Balance at December 31, 2022	-	$-	3,313,405,751	$331,341	$903,664	$(6,020,060)	$(4,785,055)

Net loss	-	-	-	-	-	(378,523)	(378,523)

Balance at December 31, 2023	-	$-	3,313,405,751	$331,341	$903,664	$(6,398,583)	$(5,163,578)

The accompanying notes are an integral part of these financial statements.

F-13

ALPHA NETWORK ALLIANCE VENTURES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Twelve Months Ended
	December 31, 2023	December 31, 2022

Cash flows from operating activities:
Net income (loss)	$(378,523)	$(306,362)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	24,480	4,400
Prepaid expenses	100	(400)
Accounts payable	46,663	1,199
Accrued compensation	300,000	300,000
Net cash used in operating activities	(7,280)	(1,163)

Cash flows from financing activities
Proceeds from related party cash advances	13,744	3,673
Net cash provided by financing activities	13,744	3,673

Net increase (decrease) in cash	6,464	2,510
Cash - beginning of the year	2,510	-
Cash - end of the year	$8,974	$2,510

Supplemental disclosures:
Interest paid	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-14

Alpha Network Alliance Ventures Inc.

Notes to Consolidated Financial Statements

December 31, 2023

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying consolidated financial statements include Alpha Network Alliance Ventures Inc (‘ANAV’ or the ‘Company’) and its wholly owned subsidiary. The Company was originally organized in the State of Delaware on March 24, 2011 as Daedalus Ventures, Inc.

In December 2011 the Company completed a merger with Alpha Network Alliance Ventures Inc. Immediately upon the completion of the merger, the Company changed its name to Alpha Network Alliance Ventures Inc.

Business

The Company is focused on building and operating a social networking software application and other internet driven applications. The Company builds Social Network Marketing tools that enable buyers, sellers, users to connect, share, discover and communicate with each other. The software application also allows its users to post reviews and share shopping and fashion tips and opinions or to integrate their 3rd party websites or shopping store sites. It also offers products that enable companies, advertisers and marketers to engage with its users using a Social Network Marketing campaign and Social Medial Marketing campaign platform to boost the sales and membership for every affiliate who wants to participate.

The Company’s market is mostly Overseas Contract Workers (OCW), and majority is from the Philippines. The Company decided that it’s appropriate to sell our KababayanKo.com Premium Packages membership with products included to be more attractive and lucrative to every affiliate who buys and upgrades to Premium Packages Membership, and as a result of the promotion they can also purchase the products inside Kababayanko.com Market Place if they want it more.

During 2014, The Company also moved its primary operations to the Philippines. The purpose of this move was to locate its primary market better centrally. Additionally, the Company plans to recognize lower costs and better distribution.

Recognizing the efficiency and cost effectivity of its operations in the Philippines, the company appointed an independent distributor that will primarily handle the distribution of its product in the Philippines. As a result of this, during 2015, the company has moved its primary operations back in the California, United States.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company’s market penetration before another company develops a similar product.

In accordance with Accounting Standards Codification (“ASC”) 915, Development Stage Entities, the Company is considered to be in the development stage, with limited operations since incorporating in the United States.

The Company ceased selling products in September 2021, as a direct result of the Coronavirus pandemic. The Company is looking into other fields of operations and services.

F-15

Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified for comparative purposes to conform to the current-year financial statement presentation. These reclassifications had no effect on previously reported results of operations. In addition, certain prior year amounts from the restated amounts have been reclassified for consistency with the current period presentation.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Concentrations of Risk

Cash and cash equivalents deposited with financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company did not hold cash in excess of FDIC insurance coverage at a financial institution as of December 31, 2023 and 2022.

Accounts Receivable.

Accounts receivables are recorded at the invoiced amount and are stated net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable. The allowance is based on historical collection data and current franchisee information. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2023, no allowance for doubtful accounts was deemed necessary. The accounts receivable balance was $59,958 and $84,438 at December 31, 2023 and 2022, respectively.

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses. The prepaid expenses were $300 and $400 at December 31, 2023 and 2022, respectively, consisting of transfer agent fees.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, The Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

F-16

Fair Value Measurements

In September 2006, the FASB issued ASC 820 (previously SFAS 157) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of ASC 820 were effective January 1, 2008.

As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observations of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company did not identify any assets or liabilities that are required to be adjusted on the balance sheet to fair value as of December 31, 2023 and 2022.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

F-17

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods and service transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company’s policy is to provide for deferred income taxes based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. The U.S. Tax Cuts and Jobs Act (TCJA) legislation reduces the U.S. federal corporate income tax rate from 35.0% to 21.0% and is effective June 22, 2018, for the Company. On January 1, 2023, the U.S. federal corporate income tax rate increased from 21% to 28%. We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company is not aware of any uncertain tax position that, if challenged, would have a material effect on the financial statements for the year ended December 31, 2023, or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. The Company is in the process of filing all unfiled tax returns. All tax returns for the Company remain open for examination.

Basic and diluted net income per share

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented. On December 31, 2023 and 2022, the Company’s common stock equivalents were -0-.

Related Parties

The registrant follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include (a) affiliates of the registrant; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the registrant; (e) management of the registrant; (f) other parties with which the registrant may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-18

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recently Issued Accounting Standards

During the year ended December 31, 2023, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

In December 2023, the FASB issued ASU No. 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” which requires two primary enhancements of 1) disaggregated information on a reporting entity’s effective tax rate reconciliation, and 2) information on cash income taxes paid. Additionally, specific disclosures related to unrecognized tax benefits and indefinite reinvestment assertions were removed. For public business entities, the new requirements will be effective for annual periods beginning after December 15, 2024. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently evaluating the effect of adopting this ASU.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs to allow it to continue as a going concern. As of December 31, 2023, the Company has an accumulated deficit of $6,398,583 since inception. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

Related party advances included in the accompanying consolidated balance sheets were loans from the Company’s CEO. The Company’s CEO has lent the Company $1,009,648 and $995,724 as of December 31, 2023 and 2022, respectively. These advances are unsecured, due on demand and carry no interest or collateral.

The officers of the Company could become involved in other business activities as they become available. This could create a conflict between the Company and the other business interests. The Company has not formulated a policy for the resolution of such a conflict should one arise.

F-19

NOTE 4 – EMPLOYMENT CONTRACTS

On November 24, 2014, the Company entered into an employment agreement with its CEO and majority shareholder for a (5) five-year employment agreement. The employment agreement calls for an annual salary of $300,000. This contract is renewed on an annual basis following the (5) year term and can be canceled by the Company or the employee. The CEO earned $300,000 under the agreement for the years ended December 31, 2023 and 2022.

The balance of related party accrued compensation was $4,175,000 and $3,875,000 as of December 31, 2023 and 2022, respectively, and reported in the accompanying consolidated balance sheets.

NOTE 5 – EQUITY TRANSACTIONS

The Company has two classes of stock. The Company’s common stock has 8,000,000,000 shares authorized at a par value of $0.0001 and preferred stock has 2,000,000,000 shares authorized at a par value of $0.0001. On December 31, 2023 and 2022, the Company’s issued and outstanding common stock was 3,313,405,751 shares and issued and outstanding preferred stock was -0- shares.

NOTE 6 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred through August 16, 2024. During this period, the Company did not have any material recognizable subsequent events.

F-20

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

Item 15. Financial Statements and Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger dated June 1, 2011 by and between Registrant and Alpha Network Alliance Ventures Inc.
3.1.1*	Certificate of Incorporation of Registrant
3.1.2*	Certificate of Amendment to Articles of Incorporation
3.1.3*	Certificate of Merger
3.2*	Bylaws
10.1*#	Employment Agreement dated November 23, 2014, by and between Alpha Network Alliance Ventures, Inc. and Eleazar Rivera.

*previously filed

# Indicates management contract or compensatory plan.

25

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ALPHA NETWORK ALLIANCE VENTURES, INC.

Dated: September 6, 2024	By:	/s/ Eleazar Rivera
	Name:	Eleazar Rivera
	Title:	Chief Executive Officer
(principal executive officer, principal financial officer, and principal accounting officer)

26